Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Medical Design Studios, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dennis Neclerio, President (principal executive officer and principal financial and accounting officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dennis Neclerio
Dennis Neclerio
President (principal executive officer and principal financial and accounting officer)

May 16, 2011